EXHIBIT 99.1

A10 Networks Reports Preliminary Second Quarter and First Half 2018 Financial Results

SAN JOSE, Calif., Aug. 30, 2018 -- A10 Networks (NYSE: ATEN), a provider of intelligent and automated cybersecurity solutions, today announced preliminary financial results for the quarter and six months ended June 30, 2018.

Second Quarter 2018 Financial Summary

•	Revenue of $60.7 million grew 12% year-over-year

•	GAAP net loss of $4.5 million, or $0.06 per share

•	Non-GAAP net income of $1.6 million, or $0.02 per share

First Half 2018 Financial Summary

•	Revenue of $109.9 million, compared with $117.9 million in the first half of 2017

•	GAAP net loss of $24.2 million, or $0.33 per share

•	Non-GAAP net loss of $5.5 million, or $0.07 per share

A reconciliation between GAAP and non-GAAP information is contained in the financial statements below.

“We have made steady progress across our key initiatives including strengthening our team, increasing our pace of innovation, and targeting our R&D investments in cloud, security and 5G. While our first quarter was impacted by our sales transformation, we were pleased to see improved momentum in the second quarter,” said Lee Chen, president and chief executive officer of A10 Networks. “There are a number of trends in the market that play to A10's strengths that we believe present many opportunities for growth over the long-term. We are focused as a management team and believe we are on the right path to continue to improve our execution and drive growth.”

Prepared Materials and Conference Call Information
A10 Networks has made available a presentation with management’s prepared remarks on its preliminary second quarter and first half 2018 financial results. These materials are accessible from the “Investor Relations” section of the A10 Networks website at investors.a10networks.com.

A10 Networks will host a conference call today at 4:30 p.m. Eastern time / 1:30 p.m. Pacific time for analysts and investors to discuss its second quarter and first half 2018 results and outlook for its third quarter of 2018. Open to the public, investors may access the call by dialing +1-844-792-3728 or +1-412-317-5105. A live audio webcast of the conference call will be accessible from the “Investor Relations” section of the A10 Networks website at investors.a10networks.com. The webcast will be archived for a period of one year. A telephonic replay of the conference call will be available two hours after the call, will run for five business days, and may be accessed by dialing +1-877-344-7529 or +1-412-317-0088 and entering the passcode 10123380. The press release and supplemental financials will be accessible from the “Investor Relations” section of the A10 Networks website prior to the commencement of the conference call.

Forward-Looking Statements
This press release contains “forward-looking statements,” including statements regarding our ability to improve our execution, take advantage of trends in the market, and drive growth and shareholder value. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Factors that may cause actual results to differ include execution risks related to closing key deals and improving our execution, the continued market adoption of our products, our ability to successfully anticipate market needs and opportunities, our timely development of new products and features, our ability to achieve or maintain profitability, any loss or delay of expected purchases by our largest end-customers, our ability to attract and retain new end-customers, our ability to maintain and enhance our brand and reputation, continued growth in markets relating to network security, the success of any future acquisitions or investments in complementary companies, products, services or technologies, the ability of our sales team to execute well, our ability to shorten our close cycles, the ability of our channel partners to sell our products, variations in product mix or geographic locations of our sales and risks associated with our presence in international markets.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying table contain certain non-GAAP financial measures, including non-GAAP net income (loss). Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies.

A10 Networks considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the company, exclusive of unusual events or factors that do not directly affect what we consider to be our core operating performance, and are used by the company's management for that purpose. We define non-GAAP net income (loss) as our net loss excluding: (i) stock-based compensation, (ii) amortization expense related to acquisition and (iii) legal expenses associated with the litigation and internal investigation.

We have included our non-GAAP net income (loss) in this press release. Non-GAAP financial measures are presented for supplemental informational purposes only for understanding the company's operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure attached to this release.

About A10 Networks
A10 Networks (NYSE: ATEN) is a provider of intelligent and automated cybersecurity solutions, providing a portfolio of high-performance secure application solutions that enable intelligent automation with machine learning to ensure business-critical applications are secure and always available. Founded in 2004, A10 Networks is based in San Jose, Calif., and serves customers in more than 80 countries with offices worldwide. For more information, visit: www.a10networks.com and @A10Networks.

The A10 logo, A10 Networks, A10 Thunder and A10 5G-GiLAN are trademarks or registered trademarks of A10 Networks, Inc. in the United States and other countries. All other trademarks are the property of their respective owners.

Investor Contact:
Maria Riley & Chelsea Lish
The Blueshirt Group
415-217-7722
investors@a10networks.com

Source: A10 Networks, Inc.

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue:
Products	$39,224	$32,828	$67,373	$76,526
Services	21,489	21,145	42,523	41,381
Total revenue	60,713	53,973	109,896	117,907
Cost of revenue:
Products	9,080	8,265	16,189	18,767
Services	4,107	4,535	8,882	8,776
Total cost of revenue	13,187	12,800	25,071	27,543
Gross profit	47,526	41,173	84,825	90,364
Operating expenses:
Sales and marketing	25,788	25,561	52,692	51,824
Research and development	15,572	16,490	34,369	33,532
General and administrative	9,858	6,852	21,452	14,499
Total operating expenses	51,218	48,903	108,513	99,855
Loss from operations	(3,692)	(7,730)	(23,688)	(9,491)
Non-operating income (expense):
Interest expense	(32)	(64)	(65)	(108)
Interest and other income (expense), net	(429)	(26)	137	816
Total non-operating income (expense), net	(461)	(90)	72	708
Loss before income taxes	(4,153)	(7,820)	(23,616)	(8,783)
Provision for income taxes	379	135	586	509
Net loss	$(4,532)	$(7,955)	$(24,202)	$(9,292)
Net loss per share:
Basic and diluted	$(0.06)	$(0.11)	$(0.33)	$(0.13)
Weighted-average shares used in computing net loss per share:
Basic and diluted	72,707	69,770	73,486	69,173

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)
(unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
GAAP net loss	$(4,532)	$(7,955)	$(24,202)	$(9,292)
Stock-based compensation	2,571	4,963	10,722	9,279
Amortization expense related to acquisition	253	253	505	505
Litigation and investigation expense	3,282	—	7,500	—
Non-GAAP net income (loss)	$1,574	$(2,739)	$(5,475)	$492
Non-GAAP net income (loss) per share:
Basic and diluted	$0.02	$(0.04)	$(0.07)	$0.01
Weighted average shares used in computing non-GAAP net income (loss) per share:
Basic	72,707	69,770	73,486	69,173
Diluted	74,634	69,770	73,486	74,177

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	June 30, 2018	December 31, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$40,567	$46,567
Marketable securities	86,820	84,567
Accounts receivable, net of allowances	50,370	48,266
Inventory	14,965	17,577
Prepaid expenses and other current assets	13,977	6,825
Total current assets	206,699	203,802
Property and equipment, net	8,676	9,913
Goodwill	1,307	1,307
Intangible assets	4,469	5,190
Other non-current assets	7,555	4,646
Total Assets	$228,706	$224,858
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$6,234	$9,033
Accrued liabilities	25,154	21,835
Deferred revenue	64,907	61,858
Total current liabilities	96,295	92,726
Deferred revenue, non-current	33,176	32,779
Other non-current liabilities	760	967
Total Liabilities	130,231	126,472
Stockholders’ Equity:
Common stock and additional paid-in-capital	367,526	355,534
Accumulated other comprehensive loss	(221)	(123)
Accumulated deficit (1)	(268,830)	(257,025)
Total Stockholders' Equity	98,475	98,386
Total Liabilities and Stockholders' Equity	$228,706	$224,858

(1)
The adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606) in the first quarter of 2018 resulted in a reduction to the accumulated deficit balance of $12.4 million as of January 1, 2018.

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Six Months Ended June 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(24,202)	$(9,292)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,103	4,332
Stock-based compensation	10,722	9,279
Other non-cash items	63	386
Changes in operating assets and liabilities:
Accounts receivable, net	(2,243)	20,984
Inventory	1,993	(1,593)
Prepaid expenses and other assets	(1,700)	(3,112)
Accounts payable	(3,035)	(1,810)
Accrued liabilities	3,163	(5,544)
Deferred revenue	7,447	108
Other	117	33
Net cash provided by (used in) operating activities	(3,572)	13,771
Cash flows from investing activities:
Proceeds from sales of marketable securities	13,863	14,228
Maturities of marketable securities	30,669	32,314
Purchases of marketable securities	(46,890)	(47,074)
Purchases of property and equipment	(1,289)	(1,513)
Net cash used in investing activities	(3,647)	(2,045)
Cash flows from financing activities:
Proceeds from issuance of common stock under employee equity incentive plans	1,269	7,207
Repurchases and retirement of common stock	—	(816)
Payment of contingent consideration	—	(650)
Other	(50)	(57)
Net cash provided by financing activities	1,219	5,684
Net increase (decrease) in cash and cash equivalents	(6,000)	17,410
Cash and cash equivalents - beginning of period	46,567	28,975
Cash and cash equivalents - end of period	$40,567	$46,385